UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)  July 19, 2012

GNC HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35113	20-8536244
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Sixth Avenue, Pittsburgh, Pennsylvania	15222
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (412) 288-4600

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Director

Effective July 19, 2012, the Board of Directors (the “Board”) of GNC Holdings, Inc. (the “Company”) elected Philip E. Mallott to the Board as a Class III director, with his term expiring as of the annual meeting of the stockholders of the Company to be held in 2014.  Mr. Mallott’s election fills the vacancy created by the resignation of Norman Axelrod.  There are no arrangements or understandings between Mr. Mallott and any other person pursuant to which he was elected to the Board, and there are no relationships between Mr. Mallott and the Company that would require disclosure under Item 404(a) of Regulation S-K of the Securities Exchange Act of 1934.

Mr. Mallott will be compensated for his service as a director in accordance with the Company’s director compensation policy.

A copy of the Company’s press release announcing the foregoing matters is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.              Financial Statements and Exhibits.

(d)                           Exhibits:

Exhibit Number	Description

99.1	Press Release, dated July 23, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  July 23, 2012

GNC HOLDINGS, INC.

By:	/s/ Michael M. Nuzzo
Michael M. Nuzzo
Executive Vice President, Chief Financial Officer

Exhibit Index

Exhibit Number	Description
99.1	Press Release, dated July 23, 2012